Exhibit 3.16

CERTIFICATE OF INCORPORATION OF

BEACON TRANSPORTATION, INC.

under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1) The name of the proposed corporation is:

BEACON TRANSPORTATION, INC.

(2) The purpose or purposes for which this corporation is formed, are as follows, to wit:

To buy, lease, sell, and otherwise deal in motor vehicles for use as ambulances, and for other services in connection with ambulance-type services, and to operate and conduct a general ambulance service business for the transportation of persons to and from homes and other places to and from hospitals; to purchase and otherwise acquire garages for the storage of the ambulances and other vehicles used in connection with the ambulance business; to maintain a staff of competent drivers and mechanics; to conduct an ambulance service business in conformity with existing laws and municipal rules and regulations or such as may hereafter be enacted.

To sell, assign, transfer, convey, lease, or otherwise alienate or dispose of, and to mortgage or otherwise encumber the lands, buildings, real and personal property of the Corporation wherever situated, and any and all legal and equitable interests therein.

To purchase, sell, lease, manufacture, deal in and deal with every kind of goods, wares and merchandise.

To own and conduct a general taxicab, automobile, and motor truck transportation business, and to conduct a general garage business. To buy, own, sell, lease, hire or otherwise deal in and with taxicabs, automobiles, motor trucks, and vehicles, and supplies, parts, accessories, and garage equipment, for use in connection therewith; to transport passengers, baggage, and freight for hire, and to rent or lease taxicabs, automobiles, motor trucks, and vehicles and space therein.

To build, rebuild, assemble, and repair taxicabs, automobiles, motor trucks and vehicles of every character.

To acquire such property, real and personal, as may be necessary to the conduct of such business.

The powers, rights and privileges provided in this Certificate of Incorporation are not to be deemed to be in limitation of similar, other, or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall have the right to engage in such similar activities as like corporations may lawfully engage in under the Business Corporation Law of the State of New York, as now in effect, or as hereafter promulgated.

To do everything necessary, suitable or proper for the accomplishment, attainment or furtherance of, to do every other act or thing incidental to, appurtenant to, growing out of or connected with, the purposes, objects or powers set forth in this Certificate of Incorporation, whether alone or in association with others; to possess all the rights, powers and privileges now or hereafter conferred by the laws of the State of New York upon a corporation organized under the laws of the State of New York and, in general, to carry on any of the activities and to do any of the things herein set forth to the same extent and as fully as a natural person or partnership might or could do; provided, that nothing herein set forth shall be construed as authorizing the Corporation to possess any purpose, object, or power, or to do any act or thing forbidden by law to a Corporation organized under the laws of the State of New York.

(3) The office of the corporation is to be located in the City of Rochester County of Monroe State of New York.

(4) The aggregate number of shares which the corporation shall have the authority to issue is Twenty Thousand (20,000) shares, each of which is to have a par value of One Dollar ($1.00).

(5) The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation Served upon him is:

c/o	Harris, Beach & Wilcox

2 State Street

Rochester, New York 14614

The undersigned incorporator is of the age of twenty-one years or over.

IN WITNESS WHEREOF, this certificate has been subscribed this 11th day of February, 1974 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Linda S. Lange
Linda S. Lange
170 Washington Avenue, Albany, New York 12210